UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

THE LOVESAC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Landmark Square, Suite 300 Stamford,

Connecticut 06901

(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Ninth Amendment to Credit Agreement

On July 29, 2024, The Lovesac Company (the “Company” or “Lovesac”) entered into a Ninth Amendment to the Credit Agreement (the “Amendment”) with the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, swing line lender and letter of credit (“L/C”) issuer, which amended and restated the Credit Agreement, dated as of February 2, 2018 (as amended from time to time, the “Existing Credit Agreement”), among the Company, the lenders party thereto and Wells Fargo, as administrative agent, swing line lender and L/C issuer.

The Amendment, among other things, (i) adds an uncommitted accordion feature that allows the Company, subject to certain customary conditions, to increase the size of the revolving credit facility by $10 million and (ii) extends the maturity date of the loans made under the Amendment from September 30, 2024 to July 29, 2029.

The maximum revolver commitment under the Amendment remains at $40.0 million, subject to borrowing base and availability restrictions, and includes a $1.0 million sublimit for the issuance of letters of credit and a $4.0 million sublimit for swing line loans. Availability under the credit facility is based on eligible accounts receivable and inventory. The credit facility contains a covenant that requires the Company to maintain undrawn availability under the credit facility of at least 10% of the lesser of (i) the aggregate commitments and (ii) the borrowing base.

As with the Existing Credit Agreement, under the Amendment, the Company is required to pay a commitment fee of 0.30% based on the daily unused portion of the credit facility. Amounts outstanding under the credit facility, at the Company’s option, bear interest at either a base rate or a term secured overnight term rate (“SOFR”), plus, in either case, a margin determined by reference to the Company’s quarterly average excess availability under the credit facility and ranging from 0.50% to 0.75% for borrowings accruing interest at base rate and from 1.625% to 1.875% for borrowings accruing interest at term SOFR. Swing line loans will at all times accrue interest at a base rate plus the applicable margin. The lower margins described above will apply initially and will adjust thereafter from time to time based on the quarterly average excess availability under the credit facility.

The credit facility is secured by a first lien on substantially all of the Company’s assets, subject to exceptions customary for facilities of this type.

The proceeds of the loans made under the credit facility may be used by the Company for working capital, capital expenditures, share repurchases and other lawful corporate purposes (including repayment and refinancing of indebtedness).

As with the Existing Credit Agreement, the Amendment contains certain customary representations and warranties and various affirmative and negative covenants and events of default, including, among other things, (i) a restriction on the ability of Lovesac or certain of its subsidiaries to incur or permit liens on assets, subject to certain exceptions, (ii) a restriction on the ability of certain of Lovesac’s subsidiaries to incur debt, subject to certain exceptions, (iii) a limitation on certain changes to Lovesac’s business, and (iv) certain restrictions related to mergers and sales of all or substantially all of Lovesac’s assets.

Except as set forth in the Amendment, all other terms and conditions of the Existing Credit Agreement remain in place.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 7.01 Regulation FD Disclosure

Share Repurchase Authorization

On June 11, 2024, the Board of Directors of The Lovesac Company (the “Company”) authorized the repurchase of up to $40 million in shares of the Company’s outstanding common stock. The timing, manner, price and amount of any repurchases are determined by the discretion of management, depending on market conditions and other factors. Repurchases may be made through open market purchases, privately negotiated transactions, and accelerated share repurchases. The exact number of shares to be repurchased by the Company, if any, is not guaranteed. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or periodically without prior notice.

A copy of a press release issued to announce the repurchase authorization is furnished as Exhibit 99.1 to this report and is herein incorporated herein by reference into this Item 7.01.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s plans regarding share repurchases. Forward-looking statements can be identified by words such as “may,” “continue(s),” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “expectation(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. All statements, other than statements of historical facts, included in this Form 8-K are forward-looking statements. These statements are based on management’s current expectations, beliefs and assumptions concerning the future of our business, anticipated events and trends, the economy and other future conditions. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not rely on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: the Company’s ability to implement its plans regarding share repurchases and/or to return value to stockholders, changes in the market price of the Company’s common stock, global economic and market conditions, and alternative investment opportunities, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and in our Form 10-Qs filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Ninth Amendment to Credit Agreement, dated as of July 29, 2024, by and among The Lovesac Company, Wells Fargo Bank, National Association, as agent, swing line lender and L/C issuer, and the other lenders party thereto.*
99.1	Press Release dated July 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2024

THE LOVESAC COMPANY

By:	/s/ Megan C. Preneta
Name:	Megan C. Preneta
Title:	Vice President, General Counsel and Secretary

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